EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned directors of Ohio Valley Banc Corp. (the “Company”) hereby constitutes and appoints Jeffrey E. Smith and Scott W. Shockey, or either of them, as his or her true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf, in his or her capacity as a director of the Company and to execute any and all instruments for him or her and in his or her name as a director of the Company, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for him or her as a director of the Company, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any and all registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, with the Securities and Exchange Commission; and he or she hereby ratifies and confirms all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Anna P. Barnitz	Director	October 27, 2009
Anna P. Barnitz

/s/ Steven B. Chapman	Director	November 2, 2009
Steven B. Chapman

/s/ Robert E. Daniel	Director	November 2, 2009
Robert E. Daniel

/s/ Harold A. Howe	Director	October 27, 2009
Harold A. Howe

/s/ Brent A. Saunders	Director	October 27, 2009
Brent A. Saunders

/s/ David W. Thomas	Director	October 27, 2009
David W. Thomas

/s/ Roger D. Williams	Director	October 30, 2009
Roger D. Williams

/s/ Lannes C. Williamson	Director	October 30, 2009
Lannes C. Williamson

/s/ Thomas E. Wiseman	Director	October 27, 2009
Thomas E. Wiseman